Exhibit 99.1

FOR IMMEDIATE RELEASE
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April 21, 2006

FOR MORE INFORMATION, CONTACT:
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John M. Lilly, Treasurer and Chief Financial Officer (413) 747-1465

Nasdaq Symbol - WBKC

WESTBANK CORPORATION REPORTS
2006 FIRST QUARTER EARNINGS

West Springfield, MA -- Westbank Corporation (Nasdaq: WBKC) today reported net income of $909,000 for the quarter ended March 31, 2006, representing $.19 per share (diluted) versus $1,411,000 or $.29 per share (diluted) for the quarter ended March 31, 2005. Included in earnings for the quarter ended March 31, 2006 were gains on sale of loans totaling $19,000, while the quarter ended March 31, 2005 included non-taxable life insurance proceeds of $430,000 and gains on the sale of securities and loans totaling $112,000.

For the quarter ended March 31, 2006, net interest income totaled $5,403,000 compared to $5,697,000 at the end of the first quarter of 2005. The Corporation's net interest margin totaled 2.84% for the period ended March 31, 2006 compared to 3.18% for the period ended March 31, 2005.

At March 31, 2006, the allowance for loan losses was $4,173,000 or 0.94% of total loans compared to $4,199,000 or 0.97% of total loans at December 31, 2005. The Corporation's provision for loan losses for the first quarter of 2006 was $0 versus $140,000 for the first quarter of 2005. As of March 31, 2006, credit quality remained strong as non-performing loans totaled $1,806,000, representing 0.41% of total loans, compared to December 31, 2005 when non-performing loans totaled $2,216,000 or 0.51% of total loans. Donald R. Chase, President and Chief Executive Officer, said, "We are very pleased with the strong credit quality of our loan portfolio." As of March 31, 2006, other real estate owned totaled $608,000.

Non-interest income totaled $913,000 for the quarter ended March 31, 2006 versus $1,217,000 for the same period of 2005. During the quarter ended March 31, 2006, non-interest income declined by $304,000, primarily as a result of the life insurance proceeds and gain on the sale of securities and loans discussed above, offset by an increase in deposit services charges of $88,000 and other fee income of $131,000.

Non-interest expense for the quarter ended March 31, 2006 totaled $4,993,000 versus $4,922,000 for the same period of 2005.

As of March 31, 2006, securities totaled $323 million, while net loans grew to $437 million from $428 million at December 31, 2005. Deposits totaled $584 million at March 31, 2006, as compared to $599 million at December 31, 2005 and assets totaled $822 million at March 31, 2006 versus $809 million at December 31, 2005.

Shareholders' equity at March 31, 2006 totaled $46,588,000, representing a book value of $9.80 per share. The annualized return on average assets was 0.45% and the annualized return on average equity was 7.76% for the three months ended March 31, 2006.

According to Chase, "Commercial loan activity continues to drive our loan volume, with commercial mortgages totaling $141 million at March 31, 2006 versus $118 million at March 31, 2005, an increase of $23 million or 19%. In addition, we are pleased to see a slight increase in residential mortgage activity."

"We are also pleased to report that construction of our newest full-service branch office in Southwick, Massachusetts, is moving along nicely," Chase continued. "This new office will be a 3,000-square-foot facility with two drive-up windows and a drive-up ATM. The office will replace our much smaller Southwick office and will be located at 664 College Highway in the town of Southwick. We expect the office to open for business during June of this year."

Chase also commented that, "April marks the one-year anniversary of our affiliation with Infinex Financial Services. The Financial Services division (Westco Financial Services) offers investment and insurance services. We begin our second year of operation with assets under management of approximately $10 million and we look forward to continued growth in this business line during the coming year."

Westbank Corporation is the holding company for Westbank of West Springfield, Massachusetts, a commercial bank and trust company operating 17 banking offices in Massachusetts and Connecticut.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors that include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by it or on its behalf.

CONDENSED CONSOLIDATED BALANCE SHEETS
Westbank Corporation and Subsidiaries

                                                                 MARCH 31,                   December 31,
(in thousands)                                                     2006                          2005
=========================================================================================================
                                                                               (Unaudited)
ASSETS
Cash and due from banks
 Non-interest bearing                                          $     15,645                  $     13,899
 Interest bearing cash and cash equivalents                             488                            10
Federal funds sold                                                      105                            24
---------------------------------------------------------------------------------------------------------
Total cash and cash equivalents                                      16,238                        13,933
Securities held to maturity                                         154,157                       151,358
Securities available for sale                                       168,676                       172,073
Loans held for sale                                                     206                             -
Loans                                           $    441,657                  $    432,459
 Less allowance for loan losses                        4,173                         4,199
---------------------------------------------------------------------------------------------------------
Net loans                                                           437,484                       428,260
Investment in Federal Home Loan Bank stock                            7,676                         6,450
Bank premises and equipment                                           7,993                         7,577
Other real estate owned - net                                           608                           630
Goodwill                                                              8,837                         8,837
Bank-owned life insurance                                             9,238                         9,149
Other intangible assets                                               1,792                         1,792
Investment in unconsolidated investees                                  526                           526
Other assets                                                          8,405                         8,122
---------------------------------------------------------------------------------------------------------
Total Assets                                                   $    821,836                  $    808,707
=========================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
 Non-interest bearing                                          $     80,910                  $     84,300
 Interest bearing                                                   502,755                       515,059
---------------------------------------------------------------------------------------------------------
   Total deposits                                                   583,665                       599,359
Funds borrowed                                                      167,865                       138,454
Junior subordinated debentures                                       17,526                        17,526
Other liabilities                                                     6,192                         5,990
---------------------------------------------------------------------------------------------------------
   Total Liabilities                                                775,248                       761,329
---------------------------------------------------------------------------------------------------------
Stockholders' equity
 Common stock                                                         9,560                         9,560
 Unearned compensation - restricted stock                                 -                        (1,424)
 Additional paid in capital                                          17,708                        19,105
 Retained earnings                                                   22,661                        22,417
 Treasury stock                                                        (381)                         (420)
 Accumulated other comprehensive income                              (2,960)                       (1,860)
---------------------------------------------------------------------------------------------------------
   Total stockholders' equity                                        46,588                        47,378
---------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                     $    821,836                  $    808,707
=========================================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Westbank Corporation and Subsidiaries

                                                     Quarter Ended
                                                       March 31,
(Dollar amounts in thousands, except per        -----------------------
share data)                                        2006         2005
=======================================================================
                                                     (Unaudited)
Income:
  Interest and fees on loans                    $    6,643   $    6,246
  Interest on securities                             3,858        3,147
  Interest from interest-bearing cash
    equivalents and federal funds sold                   7            3
-----------------------------------------------------------------------
Total interest income                               10,508        9,396
Interest expense                                     5,105        3,699
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Net interest income                                  5,403        5,697
Provision for loan losses                                -          140
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Net interest income after
 provision for loan losses                           5,403        5,557
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Gain on sale of securities available for sale            -           96
Gain on sale of loans                                   19           16
Other non-interest income                              894        1,105
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Total non-interest income                              913        1,217
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Non-interest Expense:
  Salaries and  benefits                             2,876        2,697
  Occupancy - net                                      432          499
  Other non-interest expense                         1,685        1,726
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Total non-interest expense                           4,993        4,922
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Income before income taxes                           1,323        1,852
Income taxes                                           414          441
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Net Income                                      $      909   $    1,411
=======================================================================

Earnings per share
  Basic                                         $     0.19   $     0.30
  Diluted                                       $     0.19   $     0.29
Weighted average shares outstanding
  Basic                                          4,676,319    4,728,089
  Diluted                                        4,838,219    4,939,485